Exhibit 10.2

RESTRICTED STOCK UNIT AGREEMENT

RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) dated as of the Grant Date set forth in the Notice of Grant (as defined below), by and between Gogo Inc., a Delaware corporation (the “Company”), and the participant whose name appears in the Notice of Grant (the “Participant”), pursuant to the Gogo Inc. 2024 Omnibus Equity Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

1.
Grant of Restricted Stock Units. The Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date, of the number of restricted stock units (the “Restricted Stock Units”) specified in the Gogo Inc. 2024 Omnibus Equity Incentive Plan Restricted Stock Unit Grant Notice delivered by the Company to the Participant (the “Notice of Grant”). This Agreement is subordinate to, and the terms and conditions of the Restricted Stock Units granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. The Restricted Stock Units shall be considered Service Awards under the Plan.
2.
Vesting of Restricted Stock Units.
(a)
Vesting. Except as otherwise provided in this Section 2, the Restricted Stock Units shall become vested, if at all, in the amount(s) and on the vesting date(s) set forth in the Notice of Grant (each, a “Vesting Date”), subject to the continued employment of the Participant by the Company or any Subsidiary thereof through such date.
(b)
Termination of Employment.
(i)
Death or Disability. If a Participant’s employment with the Company terminates due to death or Disability, prior to a Vesting Date, the Restricted Stock Units shall be deemed vested with respect to the number of Restricted Stock Units that would have vested had the Participant’s Service continued until the next Vesting Date immediately following the date of the Participant’s death or the effective date of the Participant’s Termination of Service due to Disability, as applicable. Any remaining unvested Restricted Stock Units shall immediately be forfeited and cancelled effective as of the date of the Participant’s death or the effective date of the Participant’s Termination of Service due to Disability, as applicable.
(ii)
Retirement. If a Participant’s employment with the Company terminates due to Retirement, prior to a Vesting Date, the Restricted Stock Units shall be deemed vested with respect to the product of (A) the number of Restricted Stock Units that would have vested had the Participant’s Service continued until the next Vesting Date immediately following the date of the Participant’s Termination of Service due to Retirement and (B) a fraction: (x) the numerator of which is the number of full calendar days as of the effective date of Retirement that have elapsed since the most recent to occur of (a) the Grant Date and (b) a Vesting Date and (y) the denominator of which is the number of full calendar days from the most recent to occur of (a) the Grant Date or (b) a Vesting Date through the next Vesting Date immediately following the effective date of Retirement. Any remaining unvested Restricted Stock Units shall immediately be forfeited and cancelled effective as of the effective date of the Participant’s Retirement. For purposes of this Agreement, “Retirement” shall mean:
(c)
in the case of Participants employed in the United Kingdom and the European Union, such Participant’s Termination of Service with the Company

(other than a termination for Cause) occurring in accordance with prevailing policies operated by the Company and its Affiliates from time to time subject always to final determination by the Committee; and
(d)
in all other cases, a Participant’s Termination of Service with the Company (other than a termination for Cause) occurring on or after the date on which either (x) the Participant reaches the age of 65 or (y) the sum of the Participant’s age and years of service equals seventy-five (75) (as determined by the Committee in its sole discretion).
(i)
Other Terminations. If a Participant’s employment with the Company is terminated due to circumstances other than as set forth in Section 2(b)(i) or (ii), the Restricted Stock Units shall be vested only to the extent they are vested as of the effective date of the Participant’s Termination of Service, and all unvested Restricted Stock Units shall be forfeited and cancelled, as of such effective date.
(e)
Change in Control. In the event of a Change in Control then, subject to determination by the Committee, the Restricted Stock Units shall either vest or continue and shall have such treatment as set forth in the Plan.
(f)
Committee Discretion. Notwithstanding anything contained in this Agreement to the contrary, subject to Section 15(m) of the Plan, the Committee, in its sole discretion, may accelerate the vesting with respect to any Restricted Stock Units under this Agreement, at such times and upon such terms and conditions as the Committee shall determine.
3.
Settlement of Restricted Stock Units. Subject to Section 7(d), the Company shall deliver to the Participant one share of Stock (or the value thereof) in settlement of each outstanding Restricted Stock Unit that has vested as provided in Section 2 of this Agreement on the Vesting Date (or within 30 days thereafter, but in no event later than March 15 of the year following the year in which the Vesting Date occurred) as determined by the Committee in its sole discretion (A) in Stock by either (x) issuing one or more certificates evidencing the Stock to the Participant or (y) registering the issuance of the Stock in the name of the Participant through a book entry credit in the records of the Company’s transfer agent, or (B) by a cash payment equal to the Fair Market Value of the Stock on the settlement date (or any combination of the foregoing in clauses (A) and (B)); provided that, in the case of Participants employed in Singapore, such cash payment shall be subject to the applicable deductions in accordance with the Central Provident Fund Act 1953 of Singapore. No fractional shares of Stock shall be issued in settlement of Restricted Stock Units. Fractional Restricted Stock Units shall be settled through a cash payment equal to the Fair Market Value of the Stock on the settlement date.
4.
Securities Law Compliance.
(a)
Notwithstanding any other provision of this Agreement, the Participant may not sell the shares of Stock acquired upon vesting of the Restricted Stock Units unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such shares must also comply with other applicable laws and regulations governing the shares and Participant may not sell the shares of Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.
(b)
The Participant hereby expressly acknowledges that the grant of the Restricted Stock Units to the Participant pursuant to the Plan and this Agreement is made in reliance on exemptions under the Securities and Futures Act 2001 of Singapore (“SFA”), for which compliance with the prospectus and registration requirements under the SFA are not required, and that the offering (as well as the Plan and this Agreement, and any document or material in connection with this Agreement and the offering) has not been lodged or registered as a

2

prospectus with the Monetary Authority of Singapore. The Participant further acknowledges that the rights to, title in, interest to, or other entitlement to, the Restricted Stock Units and any shares of Stock issued or transferred to the Participant pursuant to the grant of the Restricted Stock Units may not be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any persons in Singapore other than pursuant to, and in accordance with the conditions of, an exemption under Subdivision (4) of Division 1 of Part 13 of the SFA (other than Section 280 of the SFA).
5.
Participant’s Rights with Respect to the Restricted Stock Units.
(a)
Restrictions on Transferability. The Restricted Stock Units granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death; provided that the deceased Participant’s beneficiary or representative of the Participant’s estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Participant.
(b)
No Rights as Stockholder. The Participant shall not have any rights as a stockholder including any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Stock corresponding to the Restricted Stock Units granted hereby unless and until shares of Stock are issued to the Participant in respect thereof.
6.
Adjustment in Capitalization. The number, class or other terms of any outstanding Restricted Stock Units shall be adjusted by the Committee to reflect any extraordinary dividend, stock dividend, stock split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Stock in such manner as it determines in its sole discretion.
7.
Miscellaneous.
(a)
Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(b)
No Right to Continued Employment. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time, or confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries.
(c)
Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.
(d)
Tax Withholding. In no way limiting the generality of Section 15(a) of the Plan and subject to applicable laws and regulations, the Company and its Subsidiaries shall have the right to deduct from all amounts paid to the Participant in cash (whether under the Plan or otherwise) any amount of taxes required by law to be withheld in respect of settlement of the Restricted Stock Units under the Plan as may be necessary in the opinion of the Employer to satisfy tax withholding required under the laws of any country, state, city or other jurisdiction,

3

including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld (“Tax Liability”). The Company may require the recipient of shares of Stock to remit to the Company an amount in cash sufficient to satisfy the amount of taxes required to be withheld as a condition to the issuance of shares in settlement of the Restricted Stock Units. The Committee may, in its discretion, retain and sell, or procure the sale of, such number of shares arising on the settlement of the Restricted Stock Units as the Company considers necessary to satisfy any Tax Liability or otherwise require the Participant, or permit the Participant to elect, subject to such conditions as the Committee shall impose, to meet such obligations by having the Company withhold or sell the least number of whole shares of Stock having a Fair Market Value sufficient to satisfy all or part of the amount required to be withheld. The Company may defer settlement until such requirements are satisfied.

It is a condition of the release of Restricted Stock Units that the Participant enters into a joint election, under s.431(1) or s.431(2) of the UK’s Income Tax (Earnings and Pensions) Act 2003 (or such other equivalent election in any other jurisdiction), in respect of the shares in settlement of the Restricted Stock Units, if required to do so by the Company, the Employer or any other Affiliate as may be relevant on or before settlement of the Restricted Stock Units.

(e)
Forfeiture for Financial Reporting Misconduct. In the event that the Participant commits misconduct or gross negligence (whether or not such misconduct or gross negligence is deemed or could be deemed to be an event constituting Cause) and as a result of, or in connection with, such misconduct or gross negligence the Company restates any of its financial statements, then the Company may require any or all of the following: (a) that the Participant forfeit some or all of the Restricted Stock Units subject to this Agreement held by such Participant at the time of such restatement, (b) that the Participant forfeit some of or all of the shares of Stock held by the Participant at the time of such restatement that had been received in settlement of Restricted Stock Units subject to this Agreement during the twelve-month period (or such other period as determined by the Committee) prior to the financial restatement, and (c) that the Participant pay to the Company in cash all or a portion of the proceeds that the Participant realized from the sale of shares of Stock that had been received in settlement of any Restricted Stock Units subject to this Agreement within the period commencing twelve months (or such other period as determined by the Committee) prior to the financial restatement. The Company may also cancel or reduce, or require a Participant to forfeit and disgorge to the Company or reimburse the Company for, any Restricted Stock Units granted or vested and any gains earned or accrued, due to the vesting or settlement of Restricted Stock Units or sale of any Stock acquired in settlement of a Restricted Stock Unit, to the extent permitted or required by, or pursuant to any Company policy implemented as required by, applicable law, regulation or stock exchange rule as from time to time may be in effect (including but not limited to The Dodd-Frank Wall Street Reform and Consumer Protection Act and regulations and stock exchange rules promulgated pursuant to or as a result of such Act).
(f)
Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
(g)
Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, the Participant acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participation in the Plan is voluntary; (d) that the value of the Restricted Stock Units is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (e) that the future value of the Stock is unknown and cannot be predicted with certainty.

4

(h)
Employee Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use, disclosure, and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement by and among, as applicable, the Company and its affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company and its affiliates may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any affiliate, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”). Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. Participant understands that where processing is based on consent, Participant may withdraw this consent at any time by contacting Participant’s local human resources representative. Withdrawal shall not affect the legality of the processing based on consent before it is withdrawn, but may limit the Company’s ability to implement, administer and manage Participant’s participation in the Plan.

For Participants located in the United Kingdom and the European Union, the following paragraph applies: Personal Data shall be handled in accordance with Regulation (EU) 2016/679 (General Data Protection Regulation) and Participant is referred to the Data Privacy Notice of his country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Personal Data by contacting Participant’s local human resources representative. Participant understands that the recipients may receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom Participant may elect to deposit any shares received. Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, or require any necessary amendments to Personal Data, without cost, by contacting in writing Participant’s local human resources representative.

For Participants located in the United Arab Emirates (the “UAE”), the following paragraph applies: Personal Data shall be handled in accordance with applicable data protection laws in the United Arab Emirates, including Federal Decree-Law No. (45) of 2021 on the Protection of Personal Data (as amended) (the “UAE PDPL”). Participant understands that Personal Data may be transferred outside the UAE and that any such transfer will be carried out in accordance with the UAE PDPL (including applicable cross-border transfer requirements). Participant understands that he or she may exercise applicable data subject rights (including access, correction and deletion) by contacting Participant’s local human resources representative.

(i)
Consent to Electronic Delivery. By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Stock Units via Company website, email or other electronic delivery.

5

(j)
Specified Employee Delay. Notwithstanding anything to the contrary in this Agreement, if settlement is to occur upon a Termination of Service other than due to death or Disability and the Participant is a Specified Employee and the Restricted Stock Units are a Specified Award, to the extent necessary to comply with, and avoid imposition on the Participant of any additional tax or interest imposed under, Section 409A of the Code, settlement shall instead occur on the first business day following the six-month anniversary of the Participant’s Termination of Service (or, if earlier, upon the Participant’s death), or as soon thereafter as practicable (but no later than 90 days thereafter).
(k)
Foreign exchange. Any cash payments effected under this Agreement shall be made in US$ except that the Committee may, in its absolute discretion, permit any such payments to be effected in another currency. Any transfer of money in another denomination shall be applied using an appropriate rate of exchange approved by the Committee from time to time.
(l)
Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(m)
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
(n)
Acceptance of Restricted Stock Units and Agreement. The Participant has indicated his or her consent and acknowledgement of the terms of this Agreement pursuant to the instructions provided to the Participant by or on behalf of the Company. The Participant acknowledges receipt of the Plan, represents to the Company that he or she has read and understood this Agreement and the Plan, and, as an express condition to the grant of the Restricted Stock Units under this Agreement, agrees to be bound by the terms of this Agreement and the Plan. The Participant and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a clickthrough button or checkbox on a website of the Company or a third-party administrator) to indicate the Participant’s confirmation, consent, signature, agreement and delivery of this Agreement and the Restricted Stock Units is legally valid and has the same legal force and effect as if the Participant and the Company signed and executed this Agreement in paper form. The same use of electronic media may be used for any amendment or waiver of this Agreement.

ADDENDUM TO TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AGREEMENT

Additional Provisions for Participants in Brazil. For Participants located in Brazil, the following provisions shall apply in addition to, or in modification of, the terms of the Agreement:

Compliance with Applicable Laws. By accepting the Restricted Stock Units, the Participant acknowledges and agrees to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items associated with the vesting of the Restricted Stock Units, the receipt of any dividends, and the sale of shares of Stock acquired under the Plan.

Use of English Language. The Participant acknowledges and confirms full understanding of the content of this Agreement, including this Addendum, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, and that such documents may be prepared in the English language.

6

Uso do Idioma Inglês. O Participante reconhece e declara que compreende integralmente o conteúdo deste Contrato, incluindo este Adendo, assim como de todos os documentos, notificações e processos judiciais firmados, entregues ou instituídos em conformidade com este Contrato, ou a ele relacionados direta ou indiretamente, e que tais documentos podem ser redigidos no idioma inglês.

2. Vesting of Restricted Stock Units

Vesting. For Participants located in Brazil, the termination date of the employment relationship for purposes of determining the continuation or cessation of vesting of the Restricted Stock Units shall be the Participant’s last day of active employment. Any statutory or contractual extension of the employment relationship resulting from payment in lieu of notice shall not be considered for this purpose.

(a) Termination of Employment

(i) Death or Disability. For Participants located in Brazil, disability retirement (aposentadoria por invalidez) or any similar event that results solely in the suspension of the employment relationship shall not constitute a Termination of Service for purposes of this Agreement and shall not trigger accelerated vesting of the Restricted Stock Units. Under applicable Brazilian law, including Law No. 8,213/1991, such events do not terminate the employment agreement.

(ii) Retirement For Participants located in Brazil, Retirement shall be deemed to occur only upon the effective termination of the employment relationship. Retirement for social security purposes alone, regardless of the grounds, shall not constitute Retirement for purposes of this Agreement and shall not trigger any accelerated or pro-rata vesting of the Restricted Stock Units. Under applicable Brazilian law, including Law No. 8,213/1991, retirement does not automatically terminate the employment agreement.

7